UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 24, 2014

ARAMARK Holdings Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2014, ARAMARK Corporation (the “Company”), a wholly-owned subsidiary of ARAMARK Holdings Corporation (“Aramark”) entered into an Amendment Agreement (the “Amendment Agreement”) to the Amended and Restated Credit Agreement dated as of March 26, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Holdings GmbH & Co KG, ARAMARK GmbH, ARAMARK Intermediate Holdco Corporation, each subsidiary of the Company that, from time to time, becomes a party thereto, the financial institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as LC Facility Issuing Bank thereunder, the Issuing Banks named therein, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders thereunder and the other parties thereto from time to time. The Amendment Agreement amends and restates the Credit Agreement effective as of February 24, 2014.

Among other things, the Amendment Agreement provides for approximately $3,982 million in the aggregate of new term loans, $2,582 million of which have a maturity date of February 24, 2021 and $1,400 million of which have a maturity date of September 7, 2019. The term loans due on February 24, 2021 include €140 million of term loans denominated in euros, £115 million of term loans denominated in sterling and ¥5,042 million of term loans denominated in yen. The new term loans were borrowed on February 24, 2014 and the proceeds were used to repay the Company’s existing term loans due 2016 and 2019 (with the exception of approximately $75 million in term loans due 2016 borrowed by the Company’s Canadian subsidiary, which remain outstanding). All U.S. dollar denominated new term loans have an applicable margin of 2.50% for eurocurrency (LIBOR) borrowings, subject to a LIBOR floor of 0.75%, and an applicable margin of 1.50% for base-rate borrowings, subject to a minimum base rate of 1.75%. The new yen denominated and Euro denominated term loans have an applicable margin of 2.75% and the new sterling denominated terms loans have an applicable margin of 3.25%.

The Amendment Agreement also provides for the extension, from January 26, 2017 to February 24, 2019, of the maturity of $565 million in revolving lender commitments of the existing $605 million revolving credit facility under the Credit Agreement. The Amendment Agreement also increases the revolving lender commitments by $165 million, for a total extended revolving credit facility of $730 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK HOLDINGS CORPORATION

By:	/s/ L. FREDERICK SUTHERLAND
Name:	L. Frederick Sutherland
Title:	Executive Vice President and Chief Financial Officer

February 24, 2014